UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2006

FOSSIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2280 N. Greenville Avenue
Richardson, Texas	75082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Section 409A of the Internal Revenue Code imposes significant additional taxes on stock options granted with an exercise price lower than the fair market value on the date of grant that vest after December 31, 2004.  Outstanding options held by officers subject to Section 16 reporting (the “Officers”) may be cured under Section 409A only if such options are modified on or before December 31, 2006.

As Fossil, Inc. (the “Company”) announced on November 14, 2006, a committee made up of all independent members of its Board of Directors is voluntarily reviewing the Company’s equity granting practices.  Based on the current status of the committee’s review, the Company was not in a position to determine on December 31, 2006 whether its outstanding options were granted with an exercise price lower than the fair market value on the date of grant.  As a result, in the event any of the options held by Officers are determined by the committee to have been granted with an exercise price lower than the fair market value on the date of grant, the Company has offered to amend any unexercised options held by Officers in accordance with the cure permissible under Section 409A.

On December 29, 2006, the Company entered into letter agreements in the form attached hereto as Exhibit 10.1 relating to certain option agreements with Michael W. Barnes, Stephen Bock, Harold Brooks, Randy S. Kercho, Mike L. Kovar, Jennifer Pritchard and Mark D. Quick,  (each an “Accepting Officer”).  Any portion of an Accepting Officer’s stock options that were awarded at any time between 2000 and 2006 and that vest after December 31, 2004 at an exercise price that is determined to be less than the fair market value on the date of grant will be repriced so that the exercise price is fixed at an amount equal to their fair market value on the date of grant.

Upon each date that an Accepting Officer’s amended option vests, the Company will pay such Accepting Officer a cash bonus in an amount equal to the number of options vesting on such date multiplied by the difference, if any, between the original discounted exercise price and the amended exercise price.  No payments will be made before January 1, 2007.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

10.1                           Form of Letter Agreement relating to outstanding stock options under the Company’s long-term equity plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 5, 2007

FOSSIL, INC.

By:	/s/ Mike L. Kovar

Name:	Mike L. Kovar

Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Letter Agreement relating to outstanding stock options under the Company’s long-term equity plans.